Exhibit 4.1

DEPOSIT AGREEMENT

among

ZIONS BANCORPORATION,

ZIONS FIRST NATIONAL BANK,

as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of February 7, 2013

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINED TERMS

Section 1.1.	Definitions	1

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF SERIES G PREFERRED STOCK, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.	Form and Transfer of Receipts	3
Section 2.2.	Deposit of Series G Preferred Stock; Execution and Delivery of Receipts in Respect Thereof	4
Section 2.3.	Registration of Transfer of Receipts	5
Section 2.4.	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series G Preferred Stock	5
Section 2.5.	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts	6
Section 2.6.	Lost Receipts, etc.	6
Section 2.7.	Cancellation and Destruction of Surrendered Receipts	7
Section 2.8.	Redemption of Series G Preferred Stock	7
Section 2.9.	Receipts Issuable in Global Registered Form	8

ARTICLE III
CERTAIN OBLIGATIONS OF
HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1.	Filing Proofs, Certificates and Other Information	9
Section 3.2.	Payment of Taxes or Other Governmental Charges	10
Section 3.3.	Warranty as to Series G Preferred Stock	10
Section 3.4.	Warranty as to Receipts	10

ARTICLE IV
THE DEPOSITED SECURITIES; NOTICES

Section 4.1.	Cash Distributions	10
Section 4.2.	Distributions Other than Cash, Rights, Preferences or Privileges	11
Section 4.3.	Subscription Rights, Preferences or Privileges	11
Section 4.4.	Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts	12
Section 4.5.	Voting Rights	13
Section 4.6.	Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.	13
Section 4.7.	Delivery of Reports	14
Section 4.8.	Lists of Receipt Holders	14

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ARTICLE V
THE DEPOSITARY, THE DEPOSITARY’S
AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1.	Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar	14
Section 5.2.	Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation	15
Section 5.3.	Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation	15
Section 5.4.	Resignation and Removal of the Depositary; Appointment of Successor Depositary	17
Section 5.5.	Corporate Notices and Reports	17
Section 5.6.	Indemnification by the Corporation	18
Section 5.7.	Fees, Charges and Expenses	18

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.	Amendment	18
Section 6.2.	Termination	19

ARTICLE VII
MISCELLANEOUS

Section 7.1.	Counterparts	20
Section 7.2.	Benefit of this Deposit Agreement	20
Section 7.3.	Invalidity of Provisions	20
Section 7.4.	Notices	20
Section 7.5.	Depositary’s Agents	21
Section 7.6.	Appointment of Registrar and Transfer Agent in Respect of the Receipts	21
Section 7.7.	Appointment of Calculation Agent	21
Section 7.8.	Holders of Receipts Are Parties	22
Section 7.9.	Governing Law	22
Section 7.10.	Inspection of Deposit Agreement	22
Section 7.11.	Headings	22

Exhibit A	Form of Receipt
Exhibit B	Articles of Amendment
Exhibit C	Form of Officer’s Certificate

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DEPOSIT AGREEMENT, dated as of February 7, 2013, among ZIONS BANCORPORATION, a Utah corporation, ZIONS FIRST NATIONAL BANK, a national banking association formed under the laws of the United States, and the Holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series G Preferred Stock of the Corporation from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series G Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Articles” shall mean the Articles of Amendment filed with the Utah Division of Corporations and Commercial Code establishing the Series G Preferred Stock as a series of preferred stock of the Corporation, substantially in the form attached hereto as Exhibit B.

“Corporation” shall mean Zions Bancorporation, a Utah corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Zions First National Bank, a national banking association formed under the laws of the United States, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing one-fortieth of one share of the Series G Preferred Stock, evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary in Salt Lake City, Utah, at which at any particular time its depositary receipt business shall be administered.

“DTC” means The Depository Trust Company, a New York corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Event” means with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Corporation received such notice, or

(2) the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Global Receipt Depository” means, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipts” means a global registered Receipt registered in the name of a nominee of DTC.

“Letter of Representations” means any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Officer’s Certificate” means a certificate in substantially the form set forth as Exhibit C hereto, which is signed by an officer of the Corporation and which shall include the terms and conditions of the Series G Preferred Stock to be issued by the Corporation and deposited with the Depositary from time to time in accordance with the terms hereof.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Series G Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depository shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series G Preferred Stock” shall mean the shares of the Corporation’s Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share, designated in the Articles and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof.

“Three-Month LIBOR” shall have the meaning given to it in the Articles.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SERIES G PREFERRED STOCK,

EXECUTION AND DELIVERY, TRANSFER, SURRENDER

AND REDEMPTION OF RECEIPTS

Section 2.1. Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the New York Stock Exchange Inc.

Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series G Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2. Deposit of Series G Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of Series G Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of Series G Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed Officer’s Certificate attaching the Articles and all other information required to be set forth therein, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Series G Preferred Stock. Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Corporation, the Depositary and the Holders of Receipts to which such Officer’s Certificate relates.

The Series G Preferred Stock that is deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Series G Preferred Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for Series G Preferred Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Series G Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Series G Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3. Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Series G Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series G Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series G Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series G Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of Series G Preferred Stock will not thereafter be entitled to deposit such Series G Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series G Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series G Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon such Holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

Except as provided in Section 6.2, in no event will fractional shares of Series G Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Series G Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Series G Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series G Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series G Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Series G Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of the Series G Preferred Stock may be refused, the delivery of Receipts against Series G Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such Holder’s ownership thereof and (ii) the Holder thereof furnishing the Depositary with reasonable indemnification satisfactory to the Depositary.

Section 2.7. Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8. Redemption of Series G Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Series G Preferred Stock in accordance with the terms of the Articles, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Series G Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Series G Preferred Stock is in accordance with the provisions of the Articles. On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to the Depositary the redemption price of the Series G Preferred Stock to be redeemed, plus an amount equal to any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to the date fixed for redemption, in accordance with the provisions of the Articles, the Depositary shall redeem the number of Depositary Shares representing such Series G Preferred Stock. The Depositary shall mail notice of the Corporation’s redemption of Series G Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Series G Preferred Stock to be redeemed by first-class mail, postage prepaid, not less than 30 days and not more than 60 days prior to the date fixed for redemption, in accordance with the Articles, of such Series G Preferred Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; provided, however, that neither failure to mail any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Series G Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.

Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Series G Preferred Stock evidenced by the Depositary Shares called for redemption) (i) declared but unpaid dividends on the shares of Series G Preferred Stock so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-fortieth of the redemption price per share of the Series G Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the Redemption Date have been declared on the shares of Series G Preferred Stock to be so redeemed and have not theretofore been paid.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9. Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing such Receipts, which (i) shall represent, and shall be denominated in an amount equal to the aggregate number of, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary, any Depositary’s Agent and any director, officer, employee or agent of the Corporation, the Depositary or any Depositary’s Agent as the holder of such Global Registered Receipt for all purposes whatsoever.

Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the Holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate number of Receipts represented thereby equal to the number of Receipts represented by the Global Registered Receipt surrendered in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

ARTICLE III

CERTAIN OBLIGATIONS OF

HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1. Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Series G Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2. Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Series G Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends or other distributions (including of any liquidation preference) may be withheld or any part of or all the Series G Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends or other distributions (including of any liquidation preference) or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3. Warranty as to Series G Preferred Stock.

The Corporation hereby represents and warrants that the Series G Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Series G Preferred Stock and the issuance of the related Receipts.

Section 3.4. Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Series G Preferred Stock. Such representation and warranty shall survive the deposit of the Series G Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1. Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on the Series G Preferred Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series G Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form

W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series G Preferred Stock, the Depositary shall, at the direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders in accordance with the direction of the Corporation, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3. Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the persons in whose names the Series G Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall instruct the Depositary in writing, either by the issuance to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issuance of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such securities to which such rights, preferences or privileges relate and use its reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series G Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Series G Preferred Stock are entitled to vote or of which holders of the Series G Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Series G Preferred Stock, as identified to the Depositary by the Corporation) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5. Voting Rights.

Upon receipt of notice of any meeting at which the holders of the Series G Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series G Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series G Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series G Preferred Stock or cause such Series G Preferred Stock to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will vote, to the extent permitted by the rules of the New York Stock Exchange or any other applicable regulatory body, the Series G Preferred Stock represented by the Depositary Shares evidenced by the Receipts of such Holders proportionately with votes cast pursuant to instructions received from the other Holders.

Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, split-up, combination or any other reclassification of the Series G Preferred Stock or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Series G Preferred Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Series G Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series G Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series G Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Series G Preferred Stock. In any such case, the Depositary may in its discretion, with the approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series G Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series G Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series G Preferred Stock represented by such Receipts might have been converted or for which such Series G Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7. Delivery of Reports.

The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which the Corporation is required to furnish to the holders of the Series G Preferred Stock.

Section 4.8. Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S

AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer, surrender and exchange of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Corporation, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Series G Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary will appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Series G Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series G Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.2. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall incur any liability to any Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Corporation’s Restated Articles of Incorporation (including the Articles) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation.

None of the Depositary, any Depositary’s Agent, any Registrar or the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts other than for its negligence, willful misconduct or bad faith. Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).

None of the Depositary, any Depositary’s Agent, any Registrar or the Corporation shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series G Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

None of the Depositary, any Depositary’s Agent, any Registrar or the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Series G Preferred Stock for deposit, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary will indemnify the Corporation (including each of their officers, directors and employees) against any liability which may directly arise out of acts performed or omitted by the Depositary or any Depositary Agent due to its or their negligence, willful misconduct or bad faith.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Series G Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, any Depositary’s Agents and any Registrar may own and deal in any class of securities of the Corporation and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series G Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, or the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary. The Depositary shall not be liable to the Corporation or any Holder of Receipts for any action taken by it in accordance with the written instruction of the Corporation or the Holders of Receipts.

Section 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series G Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

Section 5.5. Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series G Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Restated Articles of Incorporation (including the Articles), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.

Section 5.6. Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Corporation set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary’s Agent.

Section 5.7. Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without negligence, willful misconduct or bad faith on its part (or on the part of any agent or Depositary Agent) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Series G Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Series G Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Series G Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1. Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the

Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, at least two-thirds) of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Depositary Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series G Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange.

Section 6.2. Termination.

This Deposit Agreement may be terminated by the Corporation at any time upon not less than 60 days prior written notice to the Depositary, in which case, at least 30 days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the Record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Series G Preferred Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall deliver the number of whole or fractional shares of Series G Preferred Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Series G Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property, and it obligations to the Corporation under Section 5.3.

This Deposit Agreement shall terminate automatically if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8 or (ii) there shall have been made a final distribution in respect of the Series G Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 7.2. Benefit of this Deposit Agreement.

Nothing in this Deposit Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Record Holders any right, remedy or claim under or by reason of this Deposit Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Deposit Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Record Holders.

Section 7.3. Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4. Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at

Zions Bancorporation

One South Main Street, Suite 1500

Salt Lake City, Utah 84111

Attn: Secretary

Fax: (801) 524-2129

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at

Zions First National Bank

One South Main Street, Suite 1200

Salt Lake City, Utah 84133

Attn: Corporate Trust

Fax: (801) 594-8018

or at any other address of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5. Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6. Appointment of Registrar and Transfer Agent in Respect of the Receipts.

The Corporation hereby appoints the Depositary as registrar and transfer agent in respect of the Receipts and the Depositary hereby accepts such appointments. With respect to the appointments of the Depositary as registrar and transfer agent in respect of the Receipts, each of the Corporation and the Depositary, in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Corporation and Depositary (in its capacity as the Depositary) hereunder, respectively, as if explicitly named in each such provision.

Section 7.7. Appointment of Calculation Agent.

The Corporation hereby appoints the Depositary as calculation agent solely with respect to calculating the amount of dividends to be paid with respect to the Series G Preferred

Stock, including determining Three-Month LIBOR, if applicable, in the manner and at the times provided in the Articles, and the Depositary hereby accepts such appointment. The Depositary, in its capacity as the calculation agent, shall communicate in writing such determination of Three-Month LIBOR and its calculation of the amount of such dividends to the Corporation in the manner set forth in Section 7.4 hereof or, alternately, to the Corporation via electronic mail (at an electronic mail address provided to the Depositary by the Corporation), followed by a telephonic confirmation. With respect to the appointment of the Depositary as calculation agent, each of the Corporation and the Depositary, in their respective capacities under such appointment, shall be entitled to the same rights, indemnities, immunities and benefits as the Corporation and Depositary (in its capacity as the Depositary) hereunder, respectively, as if explicitly named in each such provision. In furtherance thereof, the Depositary, as calculation agent, may seek guidance from the Corporation in making any determinations under the terms of the Articles.

Section 7.8. Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts and of the Officer’s Certificate by acceptance of delivery thereof.

Section 7.9. Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.10. Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.11. Headings.

The headings of articles and sections in this Deposit Agreement have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ZIONS BANCORPORATION

By:	/s/ Alexander J. Hume
	Name:	Alexander J. Hume
	Title:	Executive Vice President and Controller

ZIONS FIRST NATIONAL BANK,
as Depositary

By:	/s/ Shelene Brown
	Name:	Shelene Brown
	Title:	Authorized Officer

[Deposit Agreement]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ZIONS BANCORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING ONE-FORTIETH OF ONE SHARE OF

SERIES G FIXED/FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED

STOCK OF ZIONS BANCORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

CUSIP 989701 859

Zions First National Bank, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of                  Depositary Shares (“Depositary Shares”), each Depositary Share representing one-fortieth of one share of Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “Series G Preferred Stock”), of Zions Bancorporation, a Utah corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of February 7, 2013 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of receipts evidencing Depositary Shares (“Receipts”). By accepting this Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:

ZIONS FIRST NATIONAL BANK, as Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

ZIONS BANCORPORATION

The Corporation will furnish without charge to each receiptholder who so requests a copy of the Deposit Agreement and a copy or summary of the Articles of Amendment relating to the Series G Preferred Stock. Any such request is to be addressed to the Depositary named on the face of this Receipt.

The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this Receipt shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of
will of, Under last
will & testament
EST	Estate, of Estate of

For value received,                      hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                 Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint                  Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B

ARTICLES OF AMENDMENT

B-1

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

I,                      [name],                      [title] of Zions Bancorporation (the “Corporation”), hereby certify that pursuant to the terms of the Articles of Amendment filed with the Utah Division of Corporations and Commercial Code on February 6, 2013 (the “Articles of Amendment”), and pursuant to resolutions adopted by the Board of Directors of the Corporation (the “Board of Directors”) on January 25, 2013, the Corporation has established the Series G Fixed/Floating Rate Non-Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “Series G Preferred Stock”), which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of February 7, 2013, by and among the Corporation, Zions First National Bank and the Holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors or a duly authorized committee thereof or an authorized officer of the Corporation has authorized the terms and conditions with respect to the Series G Preferred Stock as described in the Articles of Amendment attached as Annex A hereto. Any terms of the Series G Preferred Stock that are not so described in the Articles of Amendment and any terms of the Receipts representing such Series G Preferred Stock that are not described in the Deposit Agreement are described below:

Aggregate Number of shares of Series G Preferred Stock issued on the day hereof: [●]

CUSIP Number for Receipt: 989701 859

Denomination of Depositary Share per share of Series G Preferred Stock: 1/40th of a share of Series G Preferred Stock

Redemption Provisions (if different than as set forth in the Deposit Agreement): N/A

Name of Global Receipt Depositary: The Depository Trust Company

Name of Registrar and Transfer Agent with Respect to the Receipts: Zions First National Bank

Name of Registrar and Transfer Agent with Respect to the Series G Preferred Stock: Zions First National Bank

Name of Calculation Agent: Zions First National Bank

Special terms and conditions: None

Closing date: [●]

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

C-1

This certificate is dated [●].

Name:
Title:

C-2